Exhibit 10.20

MASTER SERVICES AGREEMENT

This Master Services Agreement by and between Rainmaker Systems, Inc. (“Provider”), a corporation registered in Delaware and located at 1800 Green Hills Road, Scotts Valley, California 95066, and Dell Products L.P. (“Dell”), a Texas limited partnership, located at One Dell Way, Round Rock, Texas 78682 is effective as of December 19, 2001 (“Effective Date”). This Master Services Agreement and its Schedules, Addenda, Exhibits, and Attachments, as so identified, shall be hereinafter collectively referred to as the “Agreement.”

Whereas, Dell is a hardware manufacturer and provides certain products and services to its customers.

Whereas, Dell desires to engage Provider to perform certain sales, marketing and other services (“Outsource Services” as defined in the Statement of Work) with respect to such products and services, upon the terms and conditions set forth herein and in Statement of Work(s) (“SOWs”) issued under this Agreement.

1.    INTRODUCTION

This Agreement sets forth the terms and conditions under which Dell Products L.P. and Dell Computer Corporation’s (“DCC”) subsidiaries and affiliates (hereinafter collectively referred to as “Dell”) shall purchase from Provider the Outsource Services set forth in the applicable SOW. The terms and conditions of this Agreement shall apply to all Outsource Services purchased by Dell from Provider. Provider and Dell shall enter into one or more SOW(s). Each SOW may be amended, modified or terminated as set forth therein. Dell hereby expressly authorizes Provider, during the term of this Agreement, to contact Dell’s customers on the basis of and in furtherance of Dell’s established business relationship with its customers, in accordance with the applicable SOW. “Customer” means any entity that has purchased or licensed, or prospectively will purchase or license, a Product from Dell. “Product” means any product or service that Dell offers to its Customers. The types of Products to be offered by Provider may be set forth in one or more SOW(s) under this Agreement. For the purpose of this Agreement, Outsource Services includes without limitation all incidental services and tasks necessary to perform acceptable Outsource Services and provide acceptable deliverables (including without limitation any software or other goods provided in connection with the provisioning of Outsource Services) and/or documentation that accompany the deliverables (hereinafter collectively referred to as the “Deliverables”).

2.    TERM

Unless sooner terminated hereunder, this Agreement shall continue for an initial term of two (2) years, beginning on the Effective Date, and then will be automatically renewed for additional successive one (1) year terms unless either party provides notice of expiration *** prior to the end of any term.

3.    TIMES OF PERFORMANCE

Provider will provide to Dell the Outsource Services according to the time and manner specified in this Agreement or SOW as executed by both parties. For purposes of this Agreement and any SOW(s), the term “Business Day” as used in Times of Performance, shall mean any day other than Saturday, Sunday, or any nationally recognized holiday. The purchase of Outsource Services will only be made and commenced upon issuance of a Dell purchase order (“Order”) referencing this Agreement, or applicable SOW.

4.    PAYMENT

Payment terms and procedures are set forth in the SOW(s).

4.1    For performance of the Outsource Services, per SOW (as set forth below), Dell will pay the Price (or Fees) set forth in the applicable SOW(s).

4.2    Unless otherwise stated in an SOW(s), all payments shall be stated (and payments made) in United States dollars and are exclusive of applicable sales, use or similar taxes for which Dell shall be obligated to pay Provider. Dell shall pay Provider *** after Dell’s receipt of a proper invoice, or as individually stated in the SOW. Dell will have no liability for any taxes based on Provider’s net assets or income or for which Dell has an appropriate resale or other exemption.

4.3    Further, Provider agrees to invoice Dell within *** after it has the right to invoice under the terms of this Agreement. The invoice must be itemized and shall include without limitation: (i) a reference to the applicable Order number; and (ii) the

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

relevant Outsource Services and times of performance. Proper original invoices shall be mailed to the address below unless otherwise set forth in an SOW:

Dell Products L.P.
Accounts Payable
P.O. Box ***
Austin, TX 78714

4.4    Subject to prior written notice, Provider acknowledges and agrees that Dell has the right to withhold any applicable taxes from any royalties or other payments due under this Agreement if required by any government authority. Without limiting the foregoing, if Dell Products L.P. is purchasing products/services from Provider on behalf of a subsidiary or affiliate of Dell Computer Corporation, Provider acknowledges and agrees that Dell Products L.P. may withhold from any royalties or payments due for such products/services any applicable taxes incurred by Dell Products L.P. that result from Dell Products L.P. providing such products/services to the applicable Dell Computer Corporation subsidiary or affiliate.

4.5    Agreed prices, discounts, charges and other terms will be at least as favorable as the prices, discounts, charges and other terms of other customers, purchasing similar Outsource Services.

5.    ACCEPTANCE

In performance of the Outsource Services, Provider agrees to provide Dell with the Deliverables set forth in the applicable SOW. These Deliverables shall meet the criterion (the “Acceptance Criterion”) set forth in the applicable SOW. Dell will, in accordance with the applicable SOW, advise Provider of Dell’s acceptance or rejection.

6.    WARRANTY

6.1 Provider	representations and warranties; Limitations:

Provider represents and warrants on an ongoing basis that:

(a)    Outsource Services will: comply with the description of Outsource Services set forth in the applicable SOW; comply with all of the other terms and conditions of this Agreement; and be performed in good and workmanlike manner by a skilled and qualified staff in accordance with highest industry standards;

(b)    No Customer Warranties: Provider represents, warrants, and covenants to Dell that Provider will not make any representations or warranties to Customers other than those that Dell provides with the applicable type of Service Contract as defined in the SOW. Provider further represents, warrants, and covenants that Provider will not make any representations or warranties on behalf of Dell or take any action or permit any action to be taken on Provider’s behalf which purports to be done in the name of or on behalf of Dell, other than as expressly permitted in this Agreement.

(c)    Authority: Provider represents, warrants, and covenants to Dell that Provider has full power and authority to enter into this Agreement and to perform its obligations hereunder.

(d)    No Claims: Provider represents and warrants to Dell that there is no action, suit, proceeding, or material claim or investigation pending or threatened against Provider in any court, or before any governmental department, commission, agency, or the like, or before any arbitrator which, if adversely determined, might adversely affect Provider’s ability to provide the Outsource Services or other services hereunder.

Provider represents, warrants and covenants that it shall pay all applicable income, old age insurance, unemployment and similar employment taxes with respect to its employees supplying Outsource Services.

(e)    It has all the rights and licenses to provide the Outsource Services, as specified in the SOW(s), including deliverables, necessary to allow Dell to use such services without restriction or additional charge,

6.2 Dell’s	representations and warranties; Limitations.

Dell represents and warrants on an ongoing basis that:

(a)    Customer Warranties. Dell represents, warrants, and covenants that Dell will be solely and directly responsible to each Customer for all representations and warranties that Dell makes with respect to the Service Contracts offered to each Customer. Provider shall have no responsibility whatsoever for providing any Customer with any remedy in respect of a Service Contract or otherwise, if Dell breaches any representation or warranty to such Customer. Dell shall not state in any materials and shall not otherwise communicate to any Customer or

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

third party that Provider has any responsibility for any representation or warranty that Dell makes.

(b)    Authority. Dell represents, warrants, and covenants that Dell has full power and authority to enter into this Agreement and to perform its obligations hereunder.

(c)    No Claims. Dell represents and warrants that there is no action, suit, proceeding, or material claim or investigation pending or threatened against Dell in any court, or before any governmental department, commission, agency, or the like, or before any arbitrator that, if adversely determined, might adversely affect Dell’s ability to meet its obligations hereunder.

6.3    Dell and Provider mutually warrant that performance of this Agreement will not violate any governmental laws, rules, ordinances, or regulations (including without limitation all applicable import or export regulations and all licensing or permitting requirements), or breach any other Agreement in which either party is bound.

6.4    Except as expressly set forth in this agreement, neither Dell nor Provider makes any other express or implied warranties, including but not limited to, implied warranties of merchantability and fitness for a particular purpose.

7.    INDEMNIFICATION

Each party shall defend, indemnify, and hold the other party harmless from and against any and all claims, injuries, damages, obligations, liabilities, causes of action, judgments and costs, including reasonable attorneys’ fees and court costs, arising out of or in connection with (i) such party’s breach of the warranties set forth in Section 6 (as applicable) above, (ii) any claim based on the alleged reckless, intentional, fraudulent or criminal act of such party or of any director, officer, employee, agent, or third party subcontractor of such party, (iii) infringement of a copyright, patent, trade secret or other proprietary or intellectual property right of any third party, or (iv) claims by or on behalf of either parties’ subcontractors, suppliers or employees for salary, wages, benefits or other compensation. The party claiming indemnification under this section (“Claiming Party”) shall notify the other party (“Indemnifying Party”) promptly and in writing of any claims subject to indemnification under this Section 7, and the Indemnifying Party shall have sole control of the defense, settlement, or trial thereof. The Claiming Party shall provide to Indemnifying Party, at Indemnifying Party’s request and expense, all reasonable assistance and all information reasonably available to Claiming Party for such defense.

7.1    In addition to Provider’s obligations and liabilities above, if an infringement claim is made or appears likely to be made about a deliverable, Provider shall, at Dell’s option, either: Procure for Dell the right to continue to use the deliverable; modify the deliverable so that it is no longer infringing; or replace it with a non-infringing deliverable. If none of these alternatives is commercially reasonable, Dell shall return or destroy, at Provider’s option, any deliverable possessed by Dell for a refund of the purchase price for the services.

8.    LIMITATION OF LIABILITY

Except for breach of the terms set forth in Sections 6.0 (“WARRANTY”), 7.0 (“INDEMNITY”) and 12.3 (“CONFIDENTIALITY”), neither Dell nor Provider will be liable for any indirect, incidental, or consequential damages of any type, including lost profits, or lost data, arising out of or in connection with this Agreement or the outsource services, even if a party has been advised by the other party of the possibility of the damage and even if a party asserts or establishes a failure of essential purpose of any limited remedy provided in this Agreement.

9.    TERMINATION

9.1    Unless expressly set forth in an applicable SOW(s), Dell may terminate for convenience this Agreement or any SOW at any time for any reason after *** from the Effective Date of this Agreement and upon *** notice to Provider.

9.2    Either party may terminate this Agreement or any SOW in the event the other party defaults in the performance of any of its duties and obligations and the default is not cured within thirty (30) days after written notice is given to the defaulting party.

9.3    Effect of Termination.

In the event of termination Dell will pay Provider for the Outsource Services supplied prior to the effective date of termination. The election to terminate shall not be construed to be an election of remedies or a waiver thereof and the party availing itself of the right to terminate shall also be entitled to each and every other remedy available at law/or in equity.

9.4    Either party may immediately terminate this Agreement by giving written notice to the other party if the other party is insolvent or has a petition brought

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

by or against it under the insolvency laws of any jurisdiction; if the other party makes an assignment for the benefit of creditors; if a receiver, trustee or similar agent is appointed with respect to any property or business of Dell.

9.5    Upon termination or expiration of this Agreement or applicable SOW(s), Provider will, in addition to any other obligations of Provider on termination or expiration:

(a)    Cease all performance of the Outsource Services and furnish to Dell all Deliverables and work in progress; and,

(b)    Return to Dell all copies of any confidential or proprietary information of Dell, and cease all use of these materials. Provider shall retain a copy of such information only for so long as retention of such records is required for federal and state tax reporting purposes or under other governmental rules or regulations, after which any such copies shall be returned to Dell or destroyed at Dell’s request.

10.    INTELLECTUAL PROPERTY RIGHTS

10.1    Products and Customer Data:    Nothing contained in this Agreement shall directly or indirectly be construed to assign or to grant to Provider any right, title or interest in or to the Products, any Customer data (including the Dell Database) or any Intellectual Property embodied in or related to the Products. In addition, Dell shall solely own all Customer records that are created, modified, and entered into the Provider database during the course of Provider’s provision of the Outsourced Services.

10.2    Dell Marks:    Provider hereby acknowledges and agrees that (i) the Dell Marks are owned solely and exclusively by Dell, (ii) except as expressly set forth exclusively in the SOW, Provider has no right, title or interest in or to the Dell Marks and (iii) all use of the Dell Marks by Provider will inure to the benefit of Dell. Provider agrees not to apply for registration of the Dell Marks (or any mark confusingly similar thereto) anywhere in the world.

10.3    Proprietary Notices:    Provider agrees not to alter or remove any logo, insignia, copyright notice, trademark notice or other proprietary notice on or in any Product.

10.4    Provider’s Intellectual Property:    To the extent that Provider’s Outsource Services incorporate or require for use pre–existing works owned by or licensed to Provider or works developed independently from Provider’s obligations hereunder (the “Licensed Materials”), Dell hereby acknowledges Provider’s ownership of the Licensed Materials; and Dell acknowledges that it does not have any ownership interest in such Licensed Materials. With respect to the Licensed Materials, as defined and terms and conditions identified in an SOW(s) Provider hereby grants to Dell an irrevocable, non–exclusive, worldwide, royalty–free license, to: (i) use, execute, produce, display, perform, copy, distribute (internally) copies of, and prepare derivative works based upon the Licensed Materials and their derivative works.

10.5    Dell Work Product:    Except for the Licensed Materials as defined in an SOW(s), Provider agrees that the Deliverables as defined in an SOW(s), produced under this Agreement shall constitute the work product of Dell (the “Dell Work Product”). Additionally, other than the Licensed Materials, Dell Work Product shall further include without limitation: all data (including without limitation specifications) and all patent, copyright, trade secret or other proprietary or intellectual property rights developed with respect to the creation of Deliverables.

10.6    All Dell work product as referenced in the SOW(s) is solely and exclusively the property of Dell.

To the extent any Dell Work Product qualifies as a “work made for hire” under applicable copyright law, it will be considered a work made for hire and the copyright will be owned solely and exclusively by Dell. To the extent that any Dell Work Product is not considered a “work made for hire” under applicable copyright law, Provider hereby assigns and transfers all of its right, title and interest in and to the Dell Work Product to Dell. Provider agrees to take any action and fully cooperate with Dell, as Dell may request to effect the provisions of this Section. Furthermore, Provider shall ensure that its employees, subcontractors, representatives, agents or other contractors engaged to perform Services hereunder comply with the terms of this Agreement particularly this Section 11.

10.7    Provider will, as part of the Dell Work Product, as set forth in an SOW(s) disclose promptly in writing to Dell all of the Dell Work Product and document all intellectual property rights as Dell personnel may direct. Furthermore, Provider shall, upon request, provide to Dell any or all of the Dell Work Product.

11.    GENERAL

11.1    Disputes:    Before initiating a lawsuit against the other relating to a dispute or claim herein, Dell and Provider agree to first work in good faith to resolve

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

between themselves such dispute or claim arising out of or relating to this Agreement. To this end, either party may request that each party designate an officer or other management employee with authority to bind the party to meet to resolve the dispute or claim. If, after meeting, the parties are still unable to resolve the dispute or claim, then the parties agree to submit the matter to mandatory mediation. During this resolution process, each party will honor the other’s reasonable requests for non-privileged and relevant information. This paragraph will not apply if: (i) the expiration of the statute of limitations for a cause of action is imminent; or (ii) injunctive or other equitable relief is necessary to mitigate damages.

11.2    Excusable Delay:    Neither party shall be liable for any failure or delay in performing any of its obligations under this Agreement due to any Act of God, fire, casualty, flood, war, strike, lockout, epidemic, destruction of production facilities, riot, or insurrection.

11.3    Survival of Terms:    Regardless of the circumstances of termination or expiration of this Agreement or any SOW, the provisions of Sections 6 (“Warranty”), 7 (“Indemnification”), 8 (“Limitation of Liability”), 10 (“Intellectual Property Rights”) and 11 (“General”) will survive the termination or expiration and continue according to their terms.

11.4    Confidentiality:    Any confidential information that will be disclosed by either party related to this Agreement shall be disclosed pursuant to the terms and conditions of the Dell __________, _______ Non-disclosure Agreement (#_01031916 Dated 3/22 /01_________) between Dell ____________ and Provider.

11.5    Publicity:    Dell hereby consents to the use and publication of its name, trademarks and corporate logos by Provider solely for use for specific performance under this Agreement or SOW. In addition            , except as required by law, neither party shall issue any press release, announcement or other public disclosure relating to the subject matter of this Agreement without the prior written approval of the other party. Dell reserves the right to (A) review, upon request, any sales, marketing and other materials which incorporate Dell’s name, trademarks or corporate logos, and (B) disapprove the use of such materials if Dell determines, in its sole discretion, that such materials or Provider’s use of such materials are objectionable or otherwise unsuitable.

11.6    Insurance:    Provider will obtain and at all times during the term of this Agreement maintain at its own expense, with insurance companies acceptable to Dell, the minimum insurance coverage stated in Exhibit A to this Agreement. Furthermore, Provider shall, within ten (10) days of the Effective Date of this Agreement, provide Dell with Certificates of Insurance evidencing compliance with this paragraph.

11.7    Compliance:    Dell is an Affirmative Action/Equal Opportunity Employer. Since Dell transacts business with the United States Government, the Equal Opportunity Clauses at 41 CFR sections 60-1.4(a), 60-250.5(a) and 60-741.5(a) are hereby incorporated and, if applicable, Provider shall comply with FAR 52.212-3, Offer or Representations and Certifications-Commercial Items, and FAR 52-219-8, Utilization of Small Business Concerns.

11.8    Subcontractors:    If subcontractors are engaged to provide any Products or Services pursuant to this Agreement, in addition to any specific diversity goals specified in a Schedule or Amendment, Provider will use commercially reasonable efforts to engage businesses that are, (i) certified as minority or women owned by a third party certification agency acceptable by Dell, or (ii) fifty-one (51%) percent owned, controlled, operated and managed by women or members of a minority group including African Americans, Hispanic Americans, Native Americans, Asian Indian Americans, Asian-Pacific Americans.

11.9    Records:    Provider will maintain accurate and legible records in English during the term of this Agreement and, at a minimum, for five (5) years or that period prescribed by Applicable Law or Regulation, thereafter and will grant to Dell reasonable access to and copies of, any information reasonably requested by Dell with respect to Provider’s performance under this Agreement, including information regarding Provider’s efforts to comply with Sections 11.7 and 11.8.

11.10    Remedies:    Except as may be otherwise provided in this Agreement, the rights or remedies of the parties hereunder are not exclusive, and either party shall be entitled alternatively or cumulatively, subject to the other provisions of this Agreement, to damages for breach, to an order requiring specific performance, or to any other remedy available at law or in equity.

11.11    Independent Contractors:    The parties are independent contractors and neither party is an employee, agent, servant, representative, partner, or joint venturer of the other. Neither party has the right or ability to bind the other to any agreement with a third party or to incur any obligation or liability on behalf of the other party without the other party’s written consent. Provider will be solely responsible

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

for all materials and work until Acceptance by Dell, and Dell will have no direction (except in the results to be obtained) or control of Provider, or any person employed by or contracted for by Provider.

11.12    Amendments; Waivers:    No waiver of any term or condition is valid unless in writing and signed by authorized representatives of both parties, and will be limited to the specific situation for which it is given. No amendment or modification to this Agreement shall be valid unless set forth in writing and signed by authorized representatives of both parties.

11.13    Governing Law:    This agreement will be governed by and construed in accordance with the laws of the Ste of Texas, exclusive of any provisions of the United Nations convention on the international sale of goods and without regard to principles of conflicts of law. Provider hereby irrevocably submits to the exclusive jurisdiction of the Federal and State Courts of the State of Texas, U.S.A. and hereby agrees that any such court shall be a proper forum for the determination of any dispute arising hereunder.

11.14    Notices:    All notices permitted or required to be given under this Agreement shall be in writing and delivered to the parties at their respective addresses set forth below by (i) hand delivery, (ii) nationally recognized overnight courier (with tracking and receipt verification capabilities), (iii) certified or registered mail, postage prepaid, (iv) regular mail, or (v) facsimile transmission with a confirmation of receipt. Any such notice shall be deemed to be effective on the earlier of (a) the day of delivery by hand or overnight courier, (b) the day of transmission if sent by facsimile, (c) three days after mailing if sent by mail or courier in the manner set forth above, or (d) upon receipt:

If to Dell:

Dell Products, L.P.
One Dell Way
Round Rock, Texas 78682
Attention:
cc: General Counsel

If to Provider:

Rainmaker Systems, Inc.
1800 Green Hills Road
Scotts Valley, California 95066
Attention: Martin Hernandez, COO
Telephone: ***
Facsimile: ***

With a copy to:

Brobeck, Phleger & Harrison LLP
One Market, Spear Street Tower
San Francisco, California 94105
Attention: ***
Telephone: ***
Facsimile: ***

Each party may change its respective address or facsimile number by submitting written notice to the other party in accordance with this paragraph.

11.15    Severance:    Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is found to violate a law, it will be severed from the rest of the Agreement and ignored and a new provision deemed added to this Agreement to accomplish to the extent possible, the intent of the parties as evidenced by the provision so severed. The headings used in this Agreement have no legal effect.

11.16    Non-Exclusive:    Nothing in this Agreement shall require Dell to purchase from Provider all of its requirements for services that are the same or similar to the Outsourced Services provided hereunder, and Dell may purchase similar or identical services from others. Furthermore, Provider agrees to cooperate and work with Dell and any other providers that Dell may engage in connection with the provision of services, provided that such cooperation or work does not infringe on any of Provider’s intellectual property rights or cause a direct conflict of interest (including but not limited to technology or business processes).

11.17    Outsource Services to Others:    Provider shall have the right to provide services similar to the Outsourced Services to third parties, subject to the security and non-disclosure obligations set forth herein. Nothing herein is deemed to give Provider the right to use any of Dell’s confidential or proprietary data for use on such Outsource Services to other parties.

11.18    Assignment:    This Agreement may not be assigned by Provider in whole or in part, even by operation of law, in a merger or stock or asset sale, without the express written permission of Dell. Such consent shall not be unreasonably withheld. Provided that Dell expressly permits the assignment or continues to do business with the succeeding entity without providing its express permission, the terms and conditions of this Agreement shall apply with respect to the succeeding entity. Any attempted

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

assignment contrary to the preceding will be null and void.

11.19    Entire Agreement:    This Agreement, its attached Addenda, Exhibits, Attachments, and Schedules, as so designated, set forth the entire agreement and understanding of the parties relating to the subject matter contained herein, and merges all prior discussions and agreements, both oral and written, between the parties. Each party agrees that use of pre-printed forms, including, but not limited to email, purchase orders, acknowledgements or invoices, is for convenience only and all pre-printed terms and conditions stated thereon, except as specifically set forth in this Agreement, are void and of no effect. Unless otherwise expressly set forth in an SOW, as so designated, in the event of conflict between this Master Services Agreement and any SOW, the terms of this Master Services Agreement shall prevail.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written herein.

DELL PRODUCTS L.P.	RAINMAKER SYSTEMS, INC.

By: /s/ ROCKY J. MOUNTAIN	By: /s/ MARTIN HERNANDEZ
Printed Name: Rocky J. Mountain	Printed Name: Martin Hernandez
Title: Director ATG	Title: COO
Date: January 29, 2002	Date: January 29, 2002

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT A
Insurance Requirements

In performance of the obligations under this Agreement, Provider agrees to comply with the following provisions regarding insurance coverage:

1.    Provider shall obtain and at all times during the term of this Agreement maintain at its own expense, with insurance companies rated “A” or better by AM Best and acceptable to Dell the minimum insurance coverages set forth below.

2.    Statutory workers compensation insurance in the state(s) or jurisdiction in which Provider’s employees perform services for Dell, and employer’s liability insurance with limits of not less than ***: (i) for each accident; and (ii) for each employee for occupational disease; or (iii) policy limit for disease. Such policy shall be endorsed to name Dell as Alternate Employer to prevent Provider’s workers’ compensation carrier from denying coverage based on a claim of employment status. Provider hereby waives all claims and causes of action against Dell, its officers, directors and employees for any and all injuries suffered by Provider’s employees.

3.    Commercial General Liability insurance with limits for bodily injury and property damage liability of not less than *** personal injury each occurrence, *** general aggregate and products/completed operations coverage which shall include premises/operations liability, independent contractors liability, and broad form contractual liability specifically in support of, but not limited to, the indemnity provisions set forth in this Agreement. This policy shall include a waiver of subrogation in favor of Dell; will be endorsed to include Dell as Additional Insured; will contain cross-liability and severability of interest coverage and shall state that such insurance is primary to and non-contributory with any other insurance carried by Dell.

4.    Business automobile liability insurance with a limit of not less than *** per occurrence for bodily injury and property damage liability written to cover all owned, hired and non-owned automobiles arising out of the use thereof by or on behalf of the Provider and its employees. This policy shall include a waiver of subrogation favor of Dell, be endorsed to include Dell as an Additional Insured, and shall state that such insurance is primary insurance as respects any insurance carried by Dell.

5.    An employee dishonesty (fidelity) bond with a limit of not less than *** providing coverage for all of Provider’s employees. This bond shall be endorsed to include Dell as loss payee on this bond; to provide coverage for property owned or held by Dell, and its employees, while Provider’s employees perform the Services, under this Agreement or the applicable Schedule; and, to include a provision identifying Dell as a client. Further, as a condition for coverage, the bond shall not require that a court of law convict the employee of criminal act as a condition for payment of the loss.

6.    Provider shall furnish to Dell insurance certificates on standard Acord form, endorsements, or evidence of coverage signed by authorized representatives of the companies providing the coverage required under the terms of this Agreement. All policies providing coverage shall contain provisions that no cancellation, non-renewal or material changes in the policy shall become effective, except on *** written notice thereof to Dell. Upon request and without expense, Provider shall furnish dell with certified copies of said insurance policies signed by authorized representatives of the insurance companies providing the coverage as required herein.

7.    Failure to secure the insurance coverages, or the failure to comply fully with any of the insurance provisions of this Agreement as may be necessary to carry out the terms and provisions of this Agreement shall be deemed to be a material breach of this Agreement. The lack of insurance coverage does not reduce or limit Providers responsibility to indemnify Dell as set forth in this Agreement. Any and all deductibles and premiums associated with the above-described insurance policies shall be assumed by, for the account of, and at the sole risk of Provider.

8.    Dell reserves the right to review the insurance coverage requirements of this Agreement and to make reasonable adjustments to such requirements or to require other types of policies to support the level of Services being performed by Provider or the purchases being made by Dell from Provider at any time, at Providers sole cost, unless otherwise agreed to by Dell.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SCHEDULE ____
STATEMENT OF WORK

This Schedule Statement of Work (“SOW”) is subject to the terms and conditions of the Master Services Agreement (the “Agreement”) between Rainmaker Systems, Inc. (“Provider”) and Dell Products, L.P. (“Dell”) effective as of January 29, 2002. To the extent that there is any conflict or inconsistency between the terms and conditions contained in this SOW and the Agreement, the terms and conditions contained in the SOW [herein] shall prevail. Capitalized terms not specifically defined herein shall have the meaning set forth in the Agreement.

I.	Term

The initial term of this SOW is 1 year from Effective Date unless sooner terminated in whole or in part according to the terms of the Agreement.

II.	Definition of Terms

•	“APOS” means After Point of Sale.

•	“Business Day” means any day other than Saturday, Sunday, or any nationally recognized or holiday.

•	“Customer” refers to an existing customer of Dell.

•	“Effective Date” is the date both parties sign the SOW.

•	“ESS” is Dell’s internal Extended Service Sales team.

•	“Fiscal Year” is Dell’s fiscal year: February through January.

•	“Launch Date” is the date Rainmaker begins communications to or with Dell customers.

•	“Outsourced Services” means those services that Rainmaker will provide for or on behalf of Dell as set forth in SOW(s) under the Agreement.

•	“Product” means any product or service that Dell offers to its Customers. The types of Products to be offered by Rainmaker may be set forth in one or more SOW(s) under the Agreement.

•	“Pilot Programs” mean the specific offers to “Target Market” as defined in the SOW.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1 of 17
SCHEDULE ____
STATEMENT OF WORK

•	“Target Market” means the customer segment to which Rainmaker may perform sales and marketing services with respect to the Pilot Programs, as set forth in the SOW.

•
“Business Rules” mean rules of engagement that are defined in cooperation with Both Dell and provider, which will govern the day-to-day administration of this Agreement and the parties’ relationship hereunder.

•	“Up – Sell” or “Upgrades” means selling a higher level of service to an existing service customer.

•	“Extension” means extending the same level of service for additional year(s) upon service expiration, to existing service Customers.

III.	Scope of Services

A.	Configurator “Lite”

Services outlined in this SOW require the use of an APOS pricing configurator. Since Dell currently does not have an APOS pricing configurator, Provider will create the Dell APOS pricing configurator, integrate it into Provider’s web quoting tools as well as Provider’s internal sales and marketing systems and maintain the configurator by updating pricing and product changes as agreed in the business rules.

The configurator will define product families, service level & price of service for Service Extensions. Configurator lite will also incorporate pricing provided by Dell to support PES up-sell offers for Pilot Programs using fixed, flat, estimated pricing (John Thorse method) as provided by Dell for PES up-sell offers, as well as Client Gold Up-sell offers which have a standard, simple price.

In addition, the configurator will include mapping to appropriate Dell SKU numbers to enable the Provider data feed to Dell for entitlement. The configurator will contain all data required for both the specified Pilot Programs.

B.	Data and System Integration — Pilot Programs

Upon contract execution, Rainmaker will begin integration of CRP services for PAD and BSD. The objective of the integration is to create a transparent extension of Dell for the purpose of sales and marketing of Dell Products as outlined in this SOW. The primary activities of the integration are as follows:

•	Development of Web Quoting Tool — Integration with Pricing Configurator

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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STATEMENT OF WORK

•	Dell branding and approvals

•	Site flow design

•	Login authentication mechanism

•	Data archiving strategy

•	Integration of business rules

•	Development of user documentation

•	Development of Pricing Configurator

•	Analyze, map and load data

•	Data base sizing, portioning etc.

•	Acquisition of required hardware and equipment

•	Set-up data exchanges

•	Obtain DBA certificate

•	Set-up connectivity

•	Set-up of SKUs

•	Pricing and costing of SKUs

•	Cybersource account acquisition and set-up

•	Sales force automation modifications

•	Integration with Pricing Configurator

•	Segmenting customer data for pilots

•	Logo document set-up: invoices, quotes, POs

•	Sales tax nexus

•	Report creation and set-up

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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STATEMENT OF WORK

•	Train sales reps

•	Set-up phones and queuing

•	Set-up e-mail accounts

•	Perform QA

•	Set Up Marketing Programs

Rainmaker will provide an integration team to work closely with Dell during the integration process and “launch” transition period. The Rainmaker team is dedicated to ensuring a smooth integration with minimal disruption to Dell’s daily operations.

Base integration pricing is based on a minimum of *** of Provider’s time.

C.	Marketing and Sales Pilot Programs (Requires Configurator “Lite”)

i)
Dell’s objective is to outsource activities required to establish marketing and sales programs for APOS services to Customers. Provider will provide data analysis, marketing, selling, web tools and back office services for BSD & PAD Pilot Programs. From time to time, Dell may receive customer calls and quote or purchase requests related to Pilot Programs and will transfer these calls and requests to Rainmaker on a reasonable effort basis. Dell will track purchases weekly and procedures will be modified as required to prevent internal acceptance of orders related to the Pilot Programs. Provider and Dell agree to establish business rules to govern and manage this situation.

PAD Pilot Programs

1)	Renewal Program for Servers and Storage
Targeted to Customers with servers or storage whose initial warranty is expiring within the next ***. The opportunity is analyzed over one year. Revenue for Renewal programs will occur over a 12-month period after initial ramp-up.

2)	Up-Sell Program for P.E.S – Premiere Enterprise Support
Targeted to Customers with servers and storage purchased within the last *** that are still under warranty with at least *** remaining.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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STATEMENT OF WORK

3)	Attach Program for Client Gold
Targeted to Customers with desktops, workstations and laptops that are within the first *** of service.

BSD Pilot Programs

1)	Renew Storage and Server Contracts:
Targeted to Customers with storage and PowerEdge servers (high, medium, and low) whose three-year warranty is up for expiration within the next ***. Revenue for Renewal programs will occur over a 12-month period after initial ramp-up.

2)	Renewal on Years 2 and 3 of Service on Dimensions (sold with 1-year service)
Targeted to Customers with Dimensions sold with one year of service, ***. Revenue for Renewal programs will occur over a 12-month period after initial ramp-up.

ii)
Dell will leverage Provider’s people, process and technology through Contract Renewals Plus, CRP SM (Provider’s integrated solution for renewing technology service contracts and up-selling or attaching other service offers).

iii)	Provider will create a transparent extension of Dell using a team of sales and marketing professionals, and leverage Provider’s web and infrastructure technology and process expertise.

iv)
Provider will create Dell-specific marketing strategies based on Provider expertise and Dell business objectives. Provider will provide a schedule for sending campaigns prior to the beginning of each quarter (during quarterly review). Modifications to the schedule will be communicated during the weekly conference call.

After analyzing, segmenting and profiling Customer data, Provider executes specialized communication programs to cost-effectively deliver renewal revenue. The renewal program leverages email, direct mail, fax and phone communications, as well as to establish strong Customer relationships that lead to renewed contracts and acceptance of Up-Sell and attachment offers. Dell will identify a limited number of top accounts, which will be excluded from the campaigns. Provider and Dell may also agree that certain top accounts may remain in the Pilot programs based on an implementation of unique rules of engagement. Excluded accounts will be identified at least 10 days prior to Launch Date to insure proper data integration and marketing campaign implementation. Excluded accounts are not expected to affect the overall Pilot Program revenue dollars by more than 10 percent.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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STATEMENT OF WORK

Provider will deploy its online contract viewing and renewal tools specific to the pilot programs for both PAD and BSD Customers. This Dell-branded web site is the customer destination for the Dell marketing programs, allowing on-line viewing of current service information related to the pilot program offers and facilitating the APOS orders.

Provider’s sales team that is dedicated to the Dell account will not work on other Provider accounts.

Provider’s sales launch date is targeted for *** (*** of integration time from Effective Date estimated to be ***). Preparation for launch requires on-going IT integration efforts and establishing Business Rules between Dell and Provider within *** from Effective Date. Milestone meetings will be conducted to review project plans and ensure timely launch.

v)
Provider will also work with Dell to support the Dell sales organizations with: APOS marketing information, lead referrals and Customer intelligence as well as incorporating new sales messaging into the overall APOS marketing strategy when targeting renewal Customers. These four areas of support will adhere to the following guidelines and will ultimately be established in the Business Rules:

•	Marketing Information — Rainmaker will provide Dell sales organizations with samples of the marketing campaigns and timeframes for deployment.

•	Leads for new product sales can be forwarded to Dell for proper disbursement via phone to a single point of contact.

•	New sales messaging will be in the form of a single message incorporated into the first marketing piece in a series for APOS programs for service extensions only.

•	Customer Intelligence consists of lost deal as per information obtained either on line or via phone.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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STATEMENT OF WORK

D.	Deliverables/Dell Work Product, Licensed Materials

Deliverables/Dell Work Product:

•	Scope Document for Configurator “Lite” to be approved

•	Marketing Campaign Review Documents

•	Content of Dell Marketing Campaigns

•	Dell Web-site Design Review Documents

•	Content of Dell Web-site

•	Consolidated P.O. for APOS contracts sold

•	Reports from Pilot Programs as outlined in this SOW

Deliverables/Dell Work Product expressly excludes any other provider system, application or business process.

Licensed Materials

•	Configurator “Lite”

Licensed Materials expressly exclude any other provider system, application or business process.

IV.	IT Efforts – Data Files and Transfers

•	Data Files and Data transfer formats/layouts – Dell and Provider IT and business group will agree upon appropriate layouts for data transfers in the Business Rules.

•
Entitlement – Provider will create a data file according to an agreed upon layout to enable transmission of entitlement activity on a daily basis. This data file will include SKU, Tag, Customer#, Up-sell/Extension, Start/End Date, Total Sales Amt, Net Dell Proceeds, Customer Address, Customer Contact Name & Phone #. Data files will be scheduled for sending to Dell each Business Day at an agreed upon time based on integration requirements.

•
Customer Data Updates – Provider will provide Customer incremental contact data updates (contact name, phone number, address, fax number, email address) to Dell on a monthly basis in an agreed upon layout. Data files will be scheduled for sending to Dell between 12pm–3pm CST on the ***.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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STATEMENT OF WORK

•
Install Base – Dell will provide incremental updates to the install base to Provider on a Monthly basis. The updates will include additional sales and modifications to previous tags. Data files will be sent to Provider between 12pm – 3pm CST on the 2nd to Last Monday of every Month.

•
Customer Contact Data – Dell will provide customer contact data for BSD & PAD. The data will include contact name, email address, mailing address, phone number & fax number where available. Contact data must be provided within *** of Effective Date. Rainmaker will perform an analysis of the newly obtained contact data within the following ***. If contact data is insufficient for Rainmaker to conduct effective marketing and sales campaigns, additional services will be required for profiling and completing the database. Pricing for these additional services will be outlined in a separate SOW.

•
Provider requires that customer records contain a valid company name, valid business contact, valid business address and valid business phone number. If bill-to and ship-to data is the only contact data available, a test will be performed at Dell’s expense to determine if this data is sufficient to produce the expected result for Dell as well as Provider. Pricing for these additional services will be outlined in a separate SOW.

•
Dell Pricing Data – Dell will provide a List Price file, which contains product, Dell service SKU, service level, service offering and list price. Data file will be sent to Provider between 12pm–3pm CST on the first Monday of every month or as required based on price changes.

Confidential Dell Data Requirements

Provider will meet Dell’s requirements for keeping Dell confidential information at a Provider’s off site facility. The following requirements must be met:

•	All transmission of Data must be done securely, i.e. encrypted.

•	For the initial data exchange

•	For all subsequent exchange (daily updates or employee updates) of information

•	Access to the data will be via identification and authentication methods that meet or exceed Dell’s standards.

•	SSN will not be used for login Id, account name, password or verification purposes

•	Password expires at first logon

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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STATEMENT OF WORK

•	Password length of 6 character minimum enforced

•	User able to change their own password

•	Password expires every 90 days

•	Password history of at least 5 passwords (disallows user from using the five previous passwords)

•	Access to the data/application can only be achieved from Dell’s Internal network (N/A).

•	Disaster Recovery capability consistent with the value of the data to Dell.

•	The Provider’s systems containing Dell confidential information cannot be reachable from any other network.

•	Provider personnel accessing systems with Dell data/applications will have a background check.

•	All computer systems that will be used to access systems with Dell data/applications will be kept in a protected area.

•	The Provider’s facility is subject to a maximum of *** security audits per year by Dell Global Information Protection with *** prior notice.

•
There will be penalties if any of the Provider’s systems are found to be the source of unauthorized activity, such as virus attacks, network probing, network scanning, hacking, etc. The penalties will be waived if the Provider discovers the unauthorized activity and reported to Dell within ***.

•
All of the Provider’s employees who will be accessing systems processing Dell Confidential data will sign a Dell “Privileged Access Request (PAR)” acknowledging that they have read and understand Dell’s policies regarding this level of access. There will be penalties for non-compliance by any Provider employee who violates these policies.

•	There will be an outside audit at completion of contract to ensure total removal of Dell data from the contractor’s systems.

V.	Back Office & Metrics

1.
Financial forecasting – is based on Dell’s fiscal periods using total number and dollars of opportunities available. Forecasts will be provided to meet Dell internal forecast calendar. Expected results are determined by current period opportunity and expected renewal rate.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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STATEMENT OF WORK

2.
Financial Close – Provider will provide financial support & input as required to meet Dell’s financial close requirements. Input is defined, as questions or data required for closing the books. Since the Providers daily file will contain financial information used by Dell to record the A/R and Revenue, requirements at time of close will be limited and agreed upon in the business rules.

3.	Accounts Receivable & Provider Remittance – Dell accounts receivable reconciliation and Provider cash remittance to Dell will be performed according to the following guidelines:

a.	Dell will use Providers daily entitlement file to record accounts receivable.

b.
Provider will use the daily entitlement feeds to accumulate transactions for ***. This accumulation of transactions will be the basis for the amount owed Dell by Provider for contracts purchased to be resold to Dell’s customers using Provider’s DBA.

c.
Provider will use this consolidation of entitlement reports for *** of each month and input the aggregate total amount into Provider’s accounts payable system on *** (or the first Business Day following ***) as though it were an invoice from Dell.

d.
For transactions for ***, Provider will aggregate the results by the *** after the end of each month and will enter the total amount into Provider’s accounts payable system as though it were an invoice from Dell.

e.	Provider will pay Dell net-30 from the dates Provider uses these batched entitlement reports to input a “Dell Invoice” into Provider’s accounts payable system.

f.
Provider will forward these twice-monthly batched entitlement reports to Provider’s Dell accounts receivable contact prior to the net-30 payment for reconciliation with the daily entitlement data feeds.

g.	The twice-monthly batched entitlement reports will include the price the customer paid to Provider and the cost of the contracts that Provider will pay to Dell by customer and tag.

h.	Dell will notify Provider of any disputes in the amounts invoiced within 15 days of receipt of the twice-monthly summary.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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i.	Dell and Provider will determine the required data fields for the daily entitlement reports that will allow Dell to reconcile payment.

j.
Dell and Provider will agree upon a numbering schema for the “batched” daily entitlement reports that will be referenced with payment to Dell as noted above so that Dell can apply payment to the appropriate entitlement feeds by day.

k.	Provider accepts credit risk for lack of payment from customers due to bad debt. Full or pro-rated credits and returns per Dell’s policies will be reported in the monthly remittance per “m” below.

l.	The Details of the processes outlined above, including the data fields for daily entitlement data feeds will be completed in the business rules subsequent to completion of the MSA and SOW.

m.	Provider will identify customer returns and include in the daily file provided to Dell. Monthly remittance will be net of any returns.

4.	Performance Measurements –

Performance Measure	Definition	Requirement

Customer queue wait time	% Of calls answered within 2 min	***

Queue abandonment	% Of calls abandoned	***

Quote Response – Provider systems and infrastructure allow same day quote response to customers.

Order Processing – Provider’s internal performance goal is to process *** of orders on the same day they are placed.

Credit Check or Verification – Provider will complete Credit Check or Verification within ***, except in extraordinary customer situations.

5.	Business Review and Engagement

a.	Weekly Sales Review – Provider will provide weekly sales reports and participate in a weekly status meeting.

b.
Quarterly Business Review – Provider and Dell will meet on a quarterly basis to review the financial results, renewal rates, customer service metrics, marketing activities and forecasts. Location of the meeting will alternate between Dell and Rainmaker selected locations.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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VI.	Product Sales Training

Dell will provide initial product sales training (“training”) to Provider on Dell’s products and services applicable to the services outlined in this SOW. Dell and Provider shall agree on the amount of initial training required. The training will take place at Provider’s location in Scotts Valley, California. Provider will provide trainers for all ongoing and new hire training for Outsource Services provided within the scope of this SOW. For additional training required supporting Dell’s new products or services applicable to this SOW, Provider and Dell shall agree on the amount of training required and the training location.

VII.	Marketing Programs

Provider will develop marketing programs to meet Dell & Provider objectives for APOS. Dell will review and approve marketing concepts & materials for content and clarity prior to distribution. Provider will provide a schedule for outbound campaigns by Segment. Dell will provide approval of marketing campaigns within *** from date of receipt or as established in the Business Rules.

VIII.	Change Management

Dell may at any time provide written notice of modification to the Scope of Services to Provider. Said notice shall describe the requested modifications in detail sufficient to permit Provider to submit to Dell, within *** following receipt of notice, an estimate of the cost and schedule impact to effect the modifications. Provider shall implement the modifications only upon written authorization from Dell. In this case, modifications refer to reporting and other minor enhancements to support the business relationship. It does not refer to fundamental changes in offerings or significant changes to tools.

•
List Price of Service Contracts to Rainmaker Dell will provide Service APOS list pricing that will be used by Provider as the basis for selling Dell services. Dell will convey services based upon pricing in effect per the most recent list pricing submitted to Provider. Dell shall provide Provider with notification of price changes within *** of price changes and will submit changes to Provider via an agreed upon pricing file format. Provider will incorporate price within *** of Dell providing a new price file.

•	Discontinuance of Service Offerings Dell shall provide Provider with *** written notification before Dell discontinues service offerings impacting the pilot programs for PAD and BSD.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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•	Dell-Based Pricing Promotions
Provider shall be permitted to participate in any and all sales discounting promotions that Dell may offer from time to time in connection with any Service Offerings within the Pilot Programs.

•	Rainmaker Pricing of Dell Services and Customer Terms
***.

IX.	Reports

Reports Provided by Provider:

Weekly

•	Revenue reporting by segment and program.

•	Performance metrics (TBD)

Monthly

This report provides all sales and returns activity within a calendar month. Information provided on this report will include the following: Order Invoiced date, Customer number, Customer name, Customer ship to information, Customer contact, Provider order number and line number, Provider SKU, Dell SKU, Dell SKU description, List Price, Total List Price, Selling price, Total Selling Price, Total Quantity Sold, Unit Cost and Total Cost Due. This report will be sent as an Excel attachment to contacts as designated by Dell.

Quarterly

•	Quarterly business review includes reporting on revenue attainment vs. forecast, renewal rate, marketing activity summary, and marketing response rate. Reporting by segment and program.

•
Program Effectiveness – Report the schedule of customer contacts for the previous quarter by program segment (PAD-PES, for example) and the proposed schedule for the upcoming quarter. Report the effectiveness of the program in terms of revenue generated by program for each business segment (PAD & BSD), which may include total response rates and total call activity.

Dell may request custom reports or other business changes, which will be provided by Provider pursuant to an amendment to the SOW that will include an estimate of the cost of the customer report or other business changes. Provider shall implement the modifications only upon written authorization from Dell. In this case modifications refer to reporting and other minor enhancements to support the business relationship. It does not refer to fundamental changes in offerings or significant changes to tools.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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X.	Pricing

Pricing Terms and Conditions

The pricing, underlying estimations and projected attainment for the Pilot Program Outsourced Services have been based on representations, information, data, estimates and assumptions provided by Dell to Provider. The parties agree that should that information prove to be materially different from the estimates and assumptions listed below, that Dell and Provider will, in good faith, work to resolve to mutual satisfaction, such issues that impact the Pilot Programs, including the re-negotiation of pricing.

Data and Assumptions Guidelines:

a)
Changes in data, Pilot Program availability, or differences between actual pricing and pricing assumptions used for each of the Pilot Programs, as defined in this SOW, provided to Provider, either upon execution of this agreement or at any time during the agreement, shall not affect the “Projected Revenue Attainment” as listed below by more than *** per segment (BSD or PAD).

b)
Dell will provide Provider with valid APOS service contract decision-maker, contact data, consisting of *** of the contact names, *** of the contacts with valid contact phone numbers, and valid contact email addresses for BSD totaling *** or more and for PAD totaling *** or more. To be valid, the contact data should have been obtained, or the contact should have been contacted within the last 12 months.

Dell agrees that should contact data not meet the above standards, which will materially affect revenue attainment possibilities, a profiling campaign will be conducted either by Dell or by Provider, at Dell’s sole expense.

c)	Excluded Accounts, shall not effect the “Projected Revenue Attainment” for PAD by more than *** and for BSD by not more than ***.

Pilot Program Sales Direct to Dell

d)
Provider has assumed that all sales related to the Pilot Programs will be processed by and therefore, credited to Provider. Dell has agreed to use reasonable efforts at all times during this agreement to refer all Customer requests or sales that are processed directly by Dell, for APOS products which are part of the Pilot Programs, to Provider. Should it be determined, by Provider & Dell, that the loss of revenue to Provider due to sales taken directly from Dell for the Pilot Programs would materially affect the achievement of the Projected Revenue Attainment, Dell agrees to either credit Provider for those sales or re-negotiate this agreement in good faith to compensate Provider for this loss of revenue.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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STATEMENT OF WORK

Pricing:

Start-Up Fees: ***
(Includes Integration for Pilot Programs and development of “Configurator Lite”)

Start-Up Fees will be invoiced upon the Effective Date and are payable within *** from invoice date.

Contract Sales Commission — Per Pilot Program as follows:

Pilot Program	Gross Revenue Opportunity	Project Revenue Attainment	Commission Percentage
BSD Dimension Extension	***	***	***
BSD Extension Servers and Storage	***	***	***
PAD Extension Servers and Storage	***	***	***
PAD Uplift P.E.S.	***	***	***
PAD Attach – Client Gold	***	***	***

Amounts listed are assuming completion of integration and represent annualized amounts for Opportunity and fully ramped annualized amounts for Revenue.

XI.	Acceptance Criterion

Dell shall either accept or reject Provider’s Work Product within five (5) Business Days from receipt. Work Product will be deemed acceptable to Dell if it conforms to the format, specifications and guidelines established by Dell and Provider in the Business Rules or as revised by Business Rules from time to time.

XII.	Customer Experience & Satisfaction

Dell will establish specific customer experience & satisfaction measurements in the Business Rules. Satisfaction will be measured by customer responses to surveys that focus on technology (web usability) and on the knowledge and courteousness of the sales representatives. Surveys will be performed internally or by a 3rd party which will be paid for by Dell.

XIII.	Provider’s Requirements for Personnel, Agents or Subcontractors

Provider Liaison: By no later than *** from the Effective Date, Provider shall appoint an employee who shall function as Dell’s primary Provider contact (“Provider Liaison”) during the integration process. Such Provider Liaison shall be highly knowledgeable in all aspects of Provider’s sales, marketing, finance and back office services.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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•
Provider IT Liaison: Provider will appoint an employee who shall function as Dell’s primary Provider contact for the duration of the agreement. Such Provider Liaison shall be highly knowledgeable in all aspects of Provider’s IT solutions.

•
Provider Sales Team: Provider will create a dedicated sales team to perform outbound/inbound calling to Dell customers. All reps will complete the minimum agreed upon product sales training prior to beginning sales.

XIV.	Dell’s Responsibilities

•
Dell Liaison: By no later than *** from the Effective Date, Dell shall appoint an employee who shall function as Provider’s primary Dell contact (“Dell Liaison”). Such Dell Liaison shall be highly knowledgeable in all aspects of Dell’s sales and fulfillment Business Rules and should be highly skilled in using the provisioning services under the Service Contracts.

•
Data Resource: Dell shall provide Provider with the assistance of one or more Dell employees (other than the Dell Liaison) who are skilled in the Dell Database to enable Provider to integrate the Dell Database with the Provider Database at Provider’s data processing facilities. This person shall be responsible for facilitating the transfer of any incremental data files to Provider and any transaction data files sent from Provider to Dell.

•	Administration of the Relationship: Provider’s officers and business unit director shall have direct access to a Dell executive sponsor (Rocky Mountain).

•
Customer Contact Dell hereby expressly authorizes Provider to contact Dell’s BSD/PAD customers on the basis of and in furtherance of Dell’s established business relationship with its customers for programs and services outlined in this agreement. Dell will identify select accounts to exclude from Provider contact.

XV.	Business Rules –

Prior to the Launch Date, Provider and Dell will mutually agree upon Business Rules governing the day-to-day administration of this SOW and the parties’ relationship hereunder. Both parties agree to use their reasonable efforts to develop mutually satisfactory Business Rules to implement this SOW and acknowledge that the Business Rules may need to be modified from time to time.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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XVI.	SOW Governs

In the event of a conflict between the terms of this SOW and the terms of the Master Services Agreement, the terms of this SOW shall prevail.

XVII.	Current Service Contracts – Attachment

Provider will represent Dell Services according to the applicable existing Dell Service Contract.

Agreed and Accepted:	Agreed and Accepted:

DELL PRODUCTS, L.P.	RAINMAKER SYSTEMS, INC.

By /s/ ROCKY J. MOUNTAIN	By /s/ MARTIN HERNANDEZ
Printed Name Rocky J. Mountain	Printed Name Martin Hernandez
Title Director ATG	Title COO
Date January 29, 2002	Date January 29, 2002

XXVIII.	Temporary Staff for Interim Solution:

Provider will place *** at Dell’s site for the Interim Solution months of April and May 2002 at no additional charge to Dell. Temporary Staff will be hired and paid by Provider from a Dell approved Subcontractor. Subcontractor will manually enter entitlement information into Dell’s DOMS system, at Dell site in Round Rock, Texas and daily operations will be managed by Dell APOS management. During April and May 2002 of the Interim Solution period, should the parties agree that additional temporary staff are required, or should the Interim Solution period extend beyond May 2002, therefore requiring additional or continuing use of Temporary Staff, Provider will continue to retain such Temporary Staff for the term mutually agreed upon between Dell and Provider, and Dell will compensate Provider at cost plus expenses through Commission adjustment.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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STATEMENT OF WORK